                                                                   Exhibit 99(c)
                       AMERICAN HONDA FINANCE CORPORATION
                    Annual Statement to Certificateholder --
                   Honda Auto Receivables 2001-2 Owner Trust
                          04/01/2002 through 03/31/2003


I. ORIGINAL DEAL PARAMETER INPUTS
  (A) Total Portfolio Balance                        $1,618,603,016.50
  (B) Total Securities Balance                       $1,618,603,016.50
  (C) Class A-1 Notes
    (i)   Class A-1 Notes Balance                      $440,000,000.00
    (ii)  Class A-1 Notes Percentage (C(i)/IB)                  27.18%
    (iii) Class A-1 Notes Rate                                3.73000%
    (iv) Class A-1 Notes Accrual Basis                      Actual/360
  (D) Class A-2 Notes
    (i)   Class A-2 Notes Balance                      $410,000,000.00
    (ii)  Class A-2 Notes Percentage (D(i)/IB)                  25.33%
    (iii) Class A-2 Notes Rate                                  4.110%
    (iv) Class A-2 Notes Accrual Basis                          30/360
  (E) Class A-3 Notes
    (i)   Class A-3 Notes Balance                      $520,000,000.00
    (ii)  Class A-3 Notes Percentage (E(i)/B)                   32.13%
    (iii) Class A-3 Notes Rate                                  4.670%
    (iv) Class A-3 Notes Accrual Basis                          30/360
  (F) Class A-4 Notes
    (i)   Class A-4 Notes Balance                      $204,000,000.00
    (ii)  Class A-4 Notes Percentage (F(i)/B)                   12.60%
    (iii) Class A-4 Notes Rate                                  5.090%
    (iv) Class A-4 Notes Accrual Basis                          30/360
  (G) Certificates
    (i)   Certificates Balance                          $44,603,016.50
    (ii)  Certificates Percentage (G(i)/B)                       2.76%
    (iii) Certificates Rate                                     5.090%
    (iv) Certificates Accrual Basis                             30/360
  (H) Servicing Fee Rate                                         1.00%
  (I) Portfolio Summary
    (i)   Weighted Average Coupon (WAC)                          7.13%
    (ii)  Weighted Average Original Maturity (WAOM)              55.79 months
    (iii) Weighted Average Remaining (WAM)                       43.59 months
    (iv) Number of Receivables                                 131,711
  (J) Reserve Account
    (i)   Reserve Account Initial Deposit Percentage             0.50%
    (ii)  Reserve Account Initial Deposit                $8,093,015.08
    (iii) Specified Reserve Account Percentage                   0.75%
    (iv) Specified Reserve Account Balance               $8,093,015.08

  (K) Yield Supplement Account Deposit                   $3,859,646.81

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
  (A) Total Portfolio Balance                        $1,106,070,054.49
  (B) Total Securities Balance                       $1,106,070,054.49
  (C) Cumulative Note and Certificate Pool Factor            0.6833486
  (D) Class A-1 Notes
    (i)   Class A-1 Notes Balance                                $0.00
    (ii)  Class A-1 Notes Pool Factor                        0.0000000
    (iii) Class A-1 Notes Interest Carryover Shortfall           $0.00

    (iv) Class A-1 Notes Principal Carryover Shortfall           $0.00
  (E) Class A-2 Notes
    (i)   Class A-2 Notes Balance                      $339,573,988.20
    (ii)  Class A-2 Notes Pool Factor                        0.8282292
    (iii) Class A-2 Notes Interest Carryover Shortfall           $0.00
    (iv) Class A-2 Notes Principal Carryover Shortfall           $0.00
  (F) Class A-3 Notes
    (i)   Class A-3 Notes Balance                      $520,000,000.00
    (ii)  Class A-3 Notes Pool Factor                        1.0000000
    (iii) Class A-3 Notes Interest Carryover Shortfall           $0.00
    (iv) Class A-3 Notes Principal Carryover Shortfall           $0.00
  (G) Class A-4 Notes
    (i)   Class A-4 Notes Balance                      $204,000,000.00
    (ii)  Class A-4 Notes Pool Factor                        1.0000000
    (iii) Class A-4 Notes Interest Carryover Shortfall           $0.00
    (iv) Class A-4 Notes Principal Carryover Shortfall           $0.00
  (H) Certificates
    (i)   Certificates Balance                          $42,496,066.29
    (ii)  Certificates Pool Factor                           0.9527622
    (iii) Certificates Interest Carryover Shortfall              $0.00
    (iv) Certificates Principal Carryover Shortfall              $0.00
  (I) Servicing Fee
    (i)   Servicing Fee Shortfall                                $0.00
  (J) End of Prior Month Account Balances
    (i)   Reserve Account                                $8,713,571.08
    (ii)   Yield Supplement Account                      $1,713,755.91
    (iii) Payahead Account                                  $88,548.83
    (iv) Advances Outstanding                              $941,812.46
  (K) Portfolio Summary as of End of Prior Year
    (i)   Weighted Average Coupon (WAC)                          7.14%
    (ii)  Weighted Average Remaining Maturity (WAM)              35.90 months
    (iii) Number of Receivables                                111,881
  (L) Note and Certificate Percentages
    (i)   Note Percentage                                       96.22%
    (ii)  Certificate Percentage                                 3.78%

III. INPUTS FROM THE MAINFRAME
  (A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                $3,835,025.25
    (ii)  Prepayments in Full                            $1,584,599.87
    (iii) Prepayments in Full due to Repurchases                 $0.00
  (B) Precomputed Contracts Total Collections            $5,914,758.44
  (C) Precomputed Interest Receivables
      Interest (B-A((I)+(ii)+(iii)))                       $495,133.32
  (D) Simple Interest Receivables Principal
    (i)   Principal Collections                        $349,040,618.92
    (ii)  Prepayments in Full                          $194,391,214.70
    (iii) Repurchased Receivables Related to Principal           $0.00
  (E) Simple Interest Receivables Interest
    (i)   Simple Interest Collections                   $59,401,683.40
  (F) Payment Advance for Precomputes
    (i) Reimbursement of Previous Advances                 $255,964.54
    (ii) Current Advance Amount                            $217,597.75

  (G) Interest Advance for simple Interest -             ($406,069.11)
  (H) Payahead Account
    (i)  Payments Applied                                  $345,513.96
    (ii) Additional Payaheads                              $298,073.68
  (I) Portfolio Summary as of End of Month
    (i)   Weighted Average Coupon (WAC)                          7.26%
    (ii)  Weighted Average Remaining Maturity (WAM)              26.26 months
    (iii) Remaining Number of Receivables                       77,700



  (J) Delinquent Receivables                     # Units                             Dollar Amount
                                                 -------                             -------------

    (i)  31-60 Days Delinquent                1,854        2.39%         $15,525,423.29            2.83%
    (ii)  61-90 Days Delinquent                 323        0.42%          $3,061,800.44            0.56%
    (ii) 91 Days or More Delinquent              62        0.08%            $555,083.90            0.10%
  (K) Vehicles Repossessed During Collection     28        0.04%            $310,963.94            0.06%
  (L) Total Accumulated Repossessed Vehicles     79        0.10%            $728,385.60            0.13%


IV. INPUTS DERIVED FROM OTHER SOURCES
  (A) Collection Account Investment Income                                $0.00
  (B) Reserve Account Investment Income                             $116,443.60
  (C) Yield Supplement Account Investment Income                     $15,459.91
  (D) Trust Fees Expense                                              $6,000.00
  (E) Aggregate Net Losses for Collection                         $3,608,264.27
  (F) Liquidated Receivables Information
    (i)  Gross Principal Balance on Liquidated Receivables        $7,795,973.70
    (ii) Liquidation Proceeds                                      2,007,872.63
    (ii) Recoveries from Prior Month Charge Offs                  $2,179,836.80
  (G) Days in Accrual Period                                                365
  (H) Deal age                                                               21

                                   COLLECTIONS

V. INTEREST COLLECTIONS
  (A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)       $59,452,380.82

VI. PRINCIPAL COLLECTIONS
  (A) Principal Payments Received (III(A(i)+(ii)+D(i)+(ii)))    $548,851,458.74
  (B) Liquidation Proceeds  (IV(F(i)))                             2,007,872.63
  (C) Repurchased Loan Proceeds Related to
      Principal  (III(A(iii)+D(iii)))                                      0.00
  (D) Recoveries from Prior Month Charge Offs (IV(F(ii)))          2,179,836.80
                                                              -----------------
  (E) Total Principal Collections (A+B+C+D)                      553,039,168.17

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))       612,491,548.99

VIII. YIELD SUPPLEMENT DEPOSIT                                    $1,376,583.75

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                     613,868,132.7


                                  DISTRIBUTIONS

X. FEE DISTRIBUTIONS
  (A) Servicing Fee
    (i)   Servicing Fee Due
       (I(H)/12)(II(B))+(II(H)(i))                        $8,340,410.87
    (ii)  Servicing Fee Paid                              $8,340,410.87
                                               -------------------------
    (iii) Servicing Fee Shortfall                                 $0.00
  (B) Reserve Account Investment Income
      (IV(B))                                                116,443.60
  (C) Yield Supplement Account Investment
      Income  (IV(C))                                         15,459.91
  (D) Trust Fees Expense (IV(D))
                                                               6,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
  (A) Interest
    (i) Class A-1 Notes
       (a)   Class A-1 Notes Interest Due                         $0.00
       (b)  Class A-1 Notes Interest Paid                          0.00
                                               -------------------------
       (c) Class A-1 Notes Interest
         Shortfall                                                $0.00
    (ii) Class A-2 Notes
       (a)   Class A-2 Notes Interest Due                 $4,544,830.79
       (b)  Class A-2 Notes Interest Paid                  4,544,830.79
                                               -------------------------
       (c) Class A-2 Notes Interest
          Shortfall                                               $0.00
    (iii) Class A-3 Notes
       (a)   Class A-3 Notes Interest Due                $22,754,476.52
       (b)  Class A-3 Notes Interest Paid                 22,754,476.52
                                               -------------------------
       (c) Class A-3 Notes Interest
         Shortfall                                                $0.00
    (iv) Class A-4 Notes
       (a)   Class A-4 Notes Interest Due                $10,383,600.00
       (b)  Class A-4 Notes Interest Paid                 10,383,600.00
                                               -------------------------
       (c) Class A-4 Notes Interest
        Shortfall                                                 $0.00
    (v) Total Note Interest
       (a)   Total Note Interest Due                     $37,682,907.31
       (b)  Total Note Interest Paid                      37,682,907.31
                                               -------------------------
       (c) Total Note Interest Shortfall                          $0.00
       (d) Reserve Fund Withdrawn for Note
         Interest                                                 $0.00
Amount available for distributions after Fees &
         Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))        567,838,814.56
  (B) Principal
    (i) Noteholders' Principal Distribution
        Amounts                                         $535,606,159.49
    (ii) Class A-1 Notes Principal
       (a)   Class A-1 Notes Principal Due                         0.00
       (b)  Class A-1 Notes Principal Paid                         0.00
                                               -------------------------
       (c) Class A-1 Notes Principal
         Shortfall                                                $0.00
       (d) Reserve Fund drawn                                     $0.00
    (iii) Class A-2 Notes Principal
       (a)   Class A-2 Notes Principal Due              $339,573,988.20
       (b)  Class A-2 Notes Principal Paid              $339,573,988.20
                                               -------------------------
       (c) Class A-2 Notes Principal
         Shortfall                                                $0.00
       (d) Reserve Fund drawn                                     $0.00
    (iv) Class A-3 Notes Principal
       (a)   Class A-3 Notes Principal Due              $196,032,171.29

       (b)  Class A-3 Notes Principal Paid              $196,032,171.29
                                               -------------------------
       (c) Class A-3 Notes Principal
         Shortfall                                                $0.00
       (d) Reserve Fund drawn                                     $0.00
    (v) Class A-4 Notes Principal
       (a)   Class A-4 Notes Principal Due                        $0.00
       (b)  Class A-4 Notes Principal Paid                        $0.00
                                               -------------------------
       (c) Class A-4 Notes Principal                              $0.00
         Shortfall
       (d) Reserve Fund drawn                                     $0.00
    (vi) Total Notes Principal
       (a)   Total Notes Principal Due                  $535,606,159.49
       (b)  Total Notes Principal Paid                   535,606,159.49
                                               -------------------------
       (c) Total Notes Principal Shortfall                        $0.00
       (d) Reserve Fund drawn                                     $0.00

XII. RESERVE FUND DEPOSIT
  Amount available for deposit into reserve
        account                                          $32,232,655.07
  Amount deposited into reserve Account                            0.00
                                               -------------------------
  Excess Amount Release from Reserve Account                 620,556.00
                                               -------------------------
  Excess funds available to Certificateholders            32,853,211.07
                                               -------------------------

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
  (A) Interest
     (i)   Certificate Interest Due                       $1,639,660.61
     (ii)  Certificate Interest Shortfall
Beginning Balance                                                 $0.00
                                               -------------------------
     (iii) Total Certificate Interest Due                 $1,639,660.61
     (iv)  Certificate Interest Paid                       1,639,660.61
     (v)   Certificate Interest Shortfall                         $0.00
  (B) Principal
     (i)   Certificate Principal Due                     $21,041,272.95
     (ii)  Certificate Principal Shortfall
Beginning Balance                                                 $0.00
                                               -------------------------
     (iii) Total Certificate Principal Due               $21,041,272.95
     (iv)  Certificate Principal Paid                     21,041,272.95
     (v)   Certificate Principal Shortfall                        $0.00
  (C) Release to Seller                                  $10,172,277.51

                              DISTRIBUTIONS SUMMARY

  (A) Total Collections                                    $613,868,132.74
  (B) Service Fee                                            $8,340,410.87
  (C) Trustee Fees                                               $6,000.00
  (D) Class A1 Amount                                                $0.00
  (E) Class A2 Amount                                      $344,118,818.99
  (F) Class A3 Amount                                      $218,786,647.81
  (G) Class A4 Amount                                       $10,383,600.00
  (H) Amount Deposited into Reserve Account                          $0.00
  (I) Certificateholders                                    $22,680,933.56
  (J) Release to seller                                     $10,172,277.51
  (K) Total amount distributed                             $614,488,688.74
  (L) Amount of Draw from Reserve Account                             0.00
  (M) Excess Amount Released from Reserve
      Account                                                   620,556.00

                         PORTFOLIO AND SECURITY SUMMARY


XIV. POOL BALANCES AND PORTFOLIO INFORMATION
  (A) Balances and Principal Factors                    Beginning of Period                   End of Period
                                                        -------------------                   --------------

    (i)    Aggregate Balance of Notes                     $1,063,573,988.20                 $527,967,828.71
    (ii)   Note Pool Factor                                       0.6757141                       0.3354306
    (iii)  Class A-1 Notes Balance                                     0.00                            0.00
    (iv)   Class A-1 Notes Pool Factor                            0.0000000                       0.0000000
    (v)    Class A-2 Notes Balance                           339,573,988.20                            0.00
    (vi)   Class A-2 Notes Pool Factor                            0.8282292                       0.0000000
    (vii)  Class A-3 Notes Balance                           520,000,000.00                  323,967,828.71
    (viii) Class A-3 Notes Pool Factor                            1.0000000                       0.6230151
    (ix)   Class A-4 Notes Balance                           204,000,000.00                  204,000,000.00
    (x)    Class A-4 Notes Pool Factor                            1.0000000                       1.0000000
    (xi)   Certificates Balance                               42,496,066.29                   21,454,793.34
    (xii)  Certificates Pool Factor                               0.9527622                       0.4810166
    (xiii) Total Principal Balance of Notes                1,106,070,054.49                  549,422,622.05

  (B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                               7.14%                           7.26%
    (ii)  Weighted Average Remaining Maturity (WAM)                   35.90 months                    26.26 months
    (iii) Remaining Number of Receivables                           111,881                          77,700
    (iv)  Portfolio Receivable Balance                    $1,106,070,054.49                 $549,422,622.05
  (C) Outstanding Advance Amount                                $941,812.46                     $497,376.56
  (D) Outstanding Payahead Balance                               $88,548.83                      $41,108.55


                               SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
  (A) Beginning Reserve Account Balance                          $8,713,571.08
  (B) Draws                                                               0.00
    (i)   Draw for Servicing Fee                                          0.00
    (ii)  Draw for Interest                                               0.00
    (iii) Draw for Realized Losses                                        0.00
  (C) Excess Interest Deposited into the                                  0.00
  (D) Reserve Account Balance Prior to                            8,713,571.08
  (E) Reserve Account Required Amount                             8,093,015.08
  (F) Final Reserve Account Required Amount                       8,093,015.08
  (G) Excess Reserve Account Amount                                 620,556.00
  (H) Ending Reserve Account Balance                              8,093,015.08

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
  (A) Beginning Yield Supplement Account Balance                  1,713,755.91
  (B) Investment Earnings                                            15,459.91
  (C) Investment Earnings Withdraw                                   15,459.91
  (D) Additional Yield Supplement Amounts                                 0.00
  (E) Yield Supplement Deposit Amount                             1,376,583.75
                                                         ----------------------
  (F) Ending Yield Supplement Account Balance                       337,172.16

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  (A) Liquidated Contracts

    (i)   Liquidation Proceeds                                   $2,007,872.63
    (ii) Recoveries on Previously Liquidated                      2,179,836.80
  (B) Aggregate Net Losses for Collection                         3,608,264.27
  (C) Net Loss Rate for Collection Period                                0.44%
  (D) Cumulative Net Losses for all Periods                       6,450,865.56


  (E) Delinquent Receivables                           # Units                           Dollar Amount
                                                       -------                           -------------
    (i)  31-60 Days Delinquent                    1,854      2.39%              $15,525,423.29         2.83%
    (ii)  61-90 Days Delinquent                     323      0.42%               $3,061,800.44         0.56%
    (ii) 91 Days or More Delinquent                  62      0.08%                 $555,083.90         0.10%

XVIII. REPOSSESSION ACTIVITY

                                                       # Units                           Dollar Amount
                                                       -------                           -------------
  (A) Vehicles Repossessed During Collection
      Period                                         28      0.04%                 $310,963.94         0.06%
  (B) Total Accumulated Repossessed Vehicles         79      0.10%                 $728,385.60         0.13%



XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
  (A) Ratio of Net Losses to the Pool Balance
      as of Each Collection Period
    (i) Second Preceding Collection Period                               0.53%
    (ii) Preceding Collection Period                                     0.53%
    (iii) Current Collection Period                                      0.25%
    (iv) Three Month Average (Avg(i,ii,iii))                             0.44%
  (B) Ratio of Balance of Contracts Delinquent 60 Days or
       More to the Outstanding Balance of Receivables.
    (i) Second Preceding Collection Period                               0.83%
    (ii) Preceding Collection Period                                     0.71%
    (iii) Current Collection Period                                      0.60%
    (iv) Three Month Average (Avg(i,ii,iii))                             0.71%


  (C) Loss and Delinquency Trigger Indicator              Trigger was not hit.



I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John I. Weisickle
---------------------------------
John I. Weisickle, Vice President